EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 6, 2006, accompanying the consolidated financial statements and schedule of The Coast Distribution System, Inc. and Subsidiaries (the Company) included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of that report in the Company’s Registration Statements on Forms S-8 (File Nos. 33-10769, 33-15322, 33-18696, 33-64582, 333-55933, 333-55941 and 333-52876).

/s/ Grant Thornton LLP

San Jose, California

March 30, 2006